Exhibit 1
JOINT FILING AGREEMENT and
POWER OF ATTORNEY
     The undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the American Depository Receipts of Trinity Biotech plc beneficially owned by each of them to the extent that they may be deemed to be acting as a group, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. The undersigned further agree that each of them is (i) individually eligible to use the Schedule 13D to which this Exhibit is attached and (ii) responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness of accuracy of the information concerning any other person making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together will constitute one and the same instrument.
     Each of the undersigned constitutes and appoints Thomas J. Reidy as his or its true and lawful attorney-in-fact and agent, with full power of substitution and resubmission, for him or it and in his or its name, place or stead, in any and all capacities to sign any or all amendments to this Schedule 13D filed under the Securities Exchange Act of 1934, as amended, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS THEREOF, the undersigned have executed this Joint Filing Agreement as of the date(s) set forth below.

Dated: October 16, 2008	By:	/S/ THOMAS J. REIDY
Thomas J. Reidy

Dated: October 16, 2008	By:	/S/ HARRY M. LOWELL
Harry M. Lowell

Dated: October 16, 2008	By:	/S/ MATTHEW P. REINER
Matthew P. Reiner

Dated: October 16, 2008	By:	/S/ BRIAN D. GOE
Brian D. Goe

Dated: October 16, 2008	By:	/S/ JOHAN BLOK
Johan Blok

BUFFALO FUNDS
Dated: October 16, 2008	/S/ KENT W. GASAWAY
	Name:	Kent W. Gasaway
	Title:	President

LAUREL CENTER MANAGEMENT EMPLOYEE PROFIT SHARING TRUST
Dated: October 16, 2008	/S/ H. LOWELL
	Name:	H. Lowell
	Title:	Trustee

ADIRONDACK FUNDS
Dated: October 16, 2008	/S/ MATTHEW P. REINER
	Name:	Matthew P. Reiner
	Title:	Portfolio Manager

PARADIGM CAPITAL MANAGEMENT, INC.
Dated: October 16, 2008	/S/ CANDICE WEIR
	Name:	Candice Weir
	Title:	President and Chief Investment Officer

GOLDMAN PARTNERS, L.P.
Dated: October 16, 2008	/S/ NEIL I. GOLDMAN
	Name:	Neil I. Goldman
	Title:	General Partner